UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2005

QUESTCOR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-20772	33-0476164
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3260 Whipple Road Union City, California	94587
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 400-0700

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.35
EXHIBIT 99.1

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On February 18, 2005, Questcor Pharmaceuticals, Inc. (the “Company”) appointed James L. Fares to the position of President and Chief Executive Officer and as a member of its Board of Directors. On February 23, 2005, the Company issued a press release announcing these appointments, a copy of which is attached hereto as Exhibit 99.1. Upon his appointment as President and Chief Executive Officer, Mr. Fares was granted an option to purchase 1,500,000 shares of common stock of the Company at an exercise price of $0.44 per share. The options vest monthly over 48 months from the date of grant and contain a one year cliff, whereby no options vest until the first anniversary of the date of grant. The options expire ten years following the date of grant.

Item 9.01. Financial Statements and Exhibits.

          (c)       Exhibits.

Exhibit No.	Description
10.35	Letter Agreement between the Company and James L. Fares dated February 17, 2005

99.1	Press Release dated February 23, 2005

SIGNATURES

     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2005	QUESTCOR PHARMACEUTICALS, INC.

	By:	/s/ JAMES L. FARES

James L. Fares
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.35	Letter Agreement between the Company and James L. Fares dated February 17, 2005

99.1	Press Release dated February 23, 2005